                                                                 EXHIBIT 10.4

                   LICENSE AND TECHNICAL SUPPORT AGREEMENT

     This License and Technical Support Agreement, effective as of October 3, 1995 (the "Effective Date"), by and between ANDREA ELECTRONICS CORPORATION, a New York corporation, with an address of 11-40 45th Road, Long Island City, New York 11101 ("LICENSOR"), and BellSouth Products, Inc., a Georgia corporation, with an address of Suite 1750, 3000 Riverchase Galleria, Birmingham, Alabama ("LICENSEE"; together with the LICENSOR, the "Parties"; each of the Parties singly, a "Party").

     WHEREAS, LICENSOR is the owner of all right, title and interest in the Licensed Intellectual Property (herein defined);

     WHEREAS, LICENSOR desires to grant to LICENSEE, and LICENSEE desires to obtain from LICENSOR, certain license rights under the Licensed Intellectual Property;

     WHEREAS, LICENSOR desires to furnish to LICENSEE, and LICENSEE desires to obtain from LICENSOR, certain technical support in respect of LICENSEE's exploitation of the license rights granted hereunder; and

     WHEREAS, LICENSOR and LICENSEE desire to set forth herein the terms and conditions under which such license rights will be granted and technical support provided;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby affirmed, the Parties agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

     The following terms shall have the meanings ascribed thereto.

1.1  AFFILIATE.  The term "Affiliate" shall mean any corporation, company,
     ---------
partnership,  joint venture and/or firm which controls, is controlled by, or is under common control with, a Party. For purposes of this definition, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) or, if less than fifty percent (50%), the maximum percentage, as allowed by applicable law, of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) or, if less than fifty percent (50%), the maximum percentage, as allowed by applicable law, of the equity interest with the power to direct the management and policies of such non-corporate entity.

1.2  DESIGNATED SUBLICENSEES.  The term "Designated Sublicensees" shall have
     -----------------------
the meaning given thereto in Section 2.2.

1.3  EFFECTIVE DATE.  The term "Effective Date of this Agreement" shall have
     --------------
the meaning given thereto in the first paragraph of this Agreement.

1.4  IMPROVEMENTS.  The term "Improvements" shall mean any improvement to the
     ------------
Licensed Apparatus and/or the Licensed Technology, including, without limitation, the application or installation of such Licensed Apparatus or Licensed Technology to or in telephones or any other product.

1.5  LICENSE QUARTER.  The term "License Quarter" shall mean each calendar
     ---------------

year during the term of this Agreement, except that the first License Quarter hereunder shall be deemed to begin on the Effective Date and end on March 31, 1996.

1.6  LICENSE YEAR.  The term "License Year" shall mean each calendar year
     ------------
during the  term of  this Agreement, except  that the  first License
Year hereunder shall be deemed to begin on the Effective Date and end on December 31, 1996.

1.7  LICENSED APPARATUS.  The term "Licensed Apparatus" shall mean the
     ------------------
apparatus claimed in the Licensed Patent.

1.8  LICENSED COPYRIGHTS.  The term "Licensed Copyrights" shall mean any and
     -------------------
all copyrights owned by Licensor on materials relating to the Licensed Intellectual Property.

1.9  LICENSED INFORMATION MATERIALS.  The term "Licensed Information
     ------------------------------
Materials" shall mean any and all  writings and other manifestations
(whether in written, electronic or other form) covering or relating to the Licensed Apparatus, the Licensed Patent, and/or the Licensed Technology, including, without limitation, drawing packages, diagrams, blueprints, plans, schematics, specifications, engineering data, parts lists, and quality and performance standards in respect of the Licensed Technology.

1.10  LICENSED INTELLECTUAL PROPERTY.  The term "Licensed Intellectual
      ------------------------------
Property"  shall   mean,  collectively,  the  Licensed  Patent,  the
Licensed Mark, the Licensed Information Materials, the Licensed Technology and the Licensed Copyrights.

1.11  LICENSED MARKS.  The term "Licensed Marks" shall mean "Andrea Anti-
      --------------
Noise," or any other trademark set forth in Schedule 1.13 hereto as such Schedule 1.13 may be amended by Licensor from time to time by written notice to Licensee.

1.12  LICENSED PATENT.  The term "Licensed Patent" shall mean U.S. Letters
      ---------------
Patent No. 5,381,473 ("Noise cancellation apparatus"), any reissue patent or reexamination certificate therefrom, and any and all non-U.S. counterparts to such U.S. Letters Patent and/or reissue patent therefrom.

1.13  LICENSED PRODUCTS.  The term "Licensed Products" shall mean Telephones
      -----------------
provided to an end user that is a residence or a Small Business; provided, however, that such term shall not include, unless otherwise agreed to in writing by the Parties under a separate agreement, cellular telephones or personal communications services (PCS) telephones.

1.14  LICENSED TECHNOLOGY.  The term "Licensed Technology" shall mean
      -------------------
information, knowledge, techniques, trade secrets and know-how relating to the inventions claimed in the Licensed Patent and methods and processes for manufacturing the Licensed Apparatus.

1.15  LICENSED TERRITORY.  The term "Licensed Territory" shall mean the
      ------------------
United States, Canada,  Mexico, South America and Israel.   The list
of specific territories comprising the Licensed Territory may, from time to time during the term of this Agreement, be amended upon the mutual agreement of the Parties.

1.16  MINIMUM PRODUCTION.  The term "Minimum Production" in respect of any
      ------------------
specified period during the term of this Agreement shall mean the unit amount of Licensed Products specified herein that must be manufactured during such period in order for LICENSEE to maintain exclusivity of the license rights granted hereby.

1.17  SMALL BUSINESS. The term "Small Business" shall mean any
      --------------
for-profit or not-for-profit corporation, partnership or other entity employing not more than ten persons.

1.18  TELEPHONE.  The term "Telephone" shall mean any device consisting of
      ---------
at least a handset, a dialing mechanism and that contains a means of interconnecting such device to the carrier providing service to an end user.

                                  ARTICLE II
                               GRANT OF LICENSE

2.1  GRANT.
     -----

     Subject to the terms and conditions herein and to the payment of royalties as set forth herein, LICENSOR grants to LICENSEE a nontransferable license under each of the following items of Licensed Intellectual Property, in each case having the scope and degree of exclusivity or non-exclusivity so specified:

     (a) under the Licensed Patent, on a non-exclusive basis, to make and have made, anywhere in the world, Licensed Apparatus for incorporation into Licensed Products;

     (b) under the Licensed Patent and within the Licensed Territory, (i) on an exclusive basis, to distribute, have distributed, sell and have sold Licensed Apparatus incorporated into Licensed Products provided to an end user that is a residence, and (ii) on an exclusive basis, to distribute, have distributed, sell and have sold Licensed Apparatus incorporated into Licensed Products provided to an end user that is a Small Business, in each case subject to Section 2.3;

     (c) under the Licensed Technology, on a non-exclusive basis, to use, apply and practice such Licensed Technology anywhere in the world in order to exercise the licenses granted under clauses (a) and (b) of this Section 2.1;

     (d) under the Licensed Marks within the Licensed Territory, on an exclusive basis subject to Section 2.3, to place the Licensed Marks in a form and location to be designated by LICENSOR on Licensed Products containing Licensed Apparatus for sale and distribution; and

     (e) under the Licensed Copyrights within the Licensed Territory, on an exclusive basis subject to Section 2.3, to print, publish and sell the works covered thereby in connection with the sale and distribution of Licensed Products containing Licensed Apparatus.

     Andrea reserves the right to license, market, make or have made and distribute, anywhere in the world, Licensed Apparatus for Telephones and any other products other than Licensed Products.


2.2  SUBLICENSE RIGHTS.
     -----------------

     The license granted herein shall include the right of LICENSEE to sublicense certain manufacturers and distributors designated by LICENSEE and approved by LICENSOR ("Designated Sublicensees"), provided that each such Designated Sublicensee shall execute a written sublicense agreement to be bound by the same terms and conditions of this Agreement as if such Designated Sublicensee were a party hereto and provided further that LICENSEE shall pay any royalties due hereunder on account of the activities of any such Designated Sublicensee and shall be accountable to LICENSOR for compliance by any Designated Sublicensee with all the terms and conditions of this Agreement. Any sublicenses granted hereunder shall terminate upon the termination of the license granted to LICENSEE hereunder. A copy of each sublicense granted hereunder shall be provided to LICENSOR promptly following the execution thereof.

2.3  REQUIREMENT FOR EXCLUSIVITY.
     ---------------------------

     The license granted hereunder shall be exclusive for the first License Year, and during each subsequent License Year, such license shall remain exclusive provided that the Minimum Production of Licensed Products specified herein for the immediately prior License Year was achieved during such prior License Year.

2.4  RESTRICTIONS ON LICENSE.
     -----------------------

     The license rights granted hereunder do not include: any rights to make, use or sell Licensed Apparatus other than for incorporation into Licensed Products; any rights to incorporate Licensed Apparatus into any product not bearing the Licensed Mark and the "BellSouth" mark; any rights to use the Licensed Mark on products not containing the Licensed Apparatus; and any rights to reverse engineer the Licensed Apparatus or the Licensed Technology. Nothing in this Agreement shall prevent or exclude LICENSOR from using its service marks or trademark(s) on or in connection with goods or services manufactured and/or marketed by LICENSOR.

2.5  IMPROVEMENTS.
      ------------

     LICENSEE, its agents, employees, manufacturers, contractors, vendors, and affiliates shall not make any Licensed Apparatus or Licensed Product or publish and distribute any unless pursuant to this Agreement and, shall in no event reverse engineer the Licensed Apparatus or the Licensed Technology. Notwithstanding the provisions of the immediately preceding sentence, in the event that LICENSEE develops any Improvements, the Parties shall jointly and severally own all intellectual property rights in, to and under each such Improvement, including, without limitation all patent rights therein, and the Parties shall execute any and all instruments necessary or advisable to reflect such joint and several ownership, and each Party shall bear one-half of the cost and expense of securing, protecting and enforcing such intellectual property rights in, to and under such Improvement, including, without limitation, executing or having employees execute patent applications and assignment documents to reflect such joint and several ownership. With respect to each such Improvement, LICENSEE shall promptly notify LICENSOR of the conception, creation, invention and/or reduction to practice of such Improvement and of any like event relating to such Improvement.

                                 ARTICLE III
                                  ROYALTIES

3.1  ROYALTY RATE.
     ------------

     LICENSEE agrees that it shall pay to LICENSOR a royalty of (Confidential Treatment), payable in United States dollars, for each Licensed Product manufactured by LICENSEE or any Designated Sublicensee under the license rights granted under this Agreement.

3.2  WHEN DUE AND PAYABLE.
     --------------------

     Royalties shall be due and owing to LICENSOR upon the manufacture of each Licensed Product and shall be paid in accordance with Section 4.1.

3.3  MINIMUM PRODUCTION.
     ------------------

     For each of the first three License Years the Minimum Production in units shall be as set forth below:

                    License Year             Minimum Production
                    ------------             ------------------
                    First                    (Confidential Treatment) units
                    Second                   (Confidential Treatment) units
                    Third                    (Confidential Treatment) units

In the event that LICENSEE fails to meet the minimum production requirements for any License Year, then in order for LICENSEE to maintain its rights hereunder, LICENSEE shall pay to LICENSOR, by the (Confidential Treatment) following the end of such License Year, a royalty equal to the royalty that would have been paid hereunder if such minimum production requirements had been satisfied, after crediting against such obligation the amount of any other royalties paid to LICENSOR in respect of such License Year on or before such date. In the event that the Parties agree upon any extension of this Agreement, the Parties shall thereupon agree upon the Minimum Production in respect of each License Year during such extension.

                                  ARTICLE IV
                        REPORTS, PAYMENTS AND RECORDS

4.1  ACCOUNTING AND PAYMENT SCHEDULE.
     -------------------------------

     Payment and financial accounting shall be on a quarterly basis. LICENSEE will deliver to LICENSOR on the (Confidential Treatment) next succeeding each License Quarter during the term of this Agreement a report in writing setting forth the quantity of Licensed Products manufactured during such period and will accompany such report with an appropriate payment of royalties due for such period in United States dollars. Payments which are delayed beyond the (Confidential Treatment) after the end of the period in respect of which they became due shall be subject to (Confidential Treatment) per annum interest charge.

4.2  MAINTENANCE OF RECORDS BY LICENSEE.
     ----------------------------------

     LICENSEE will keep accurate records, certified by LICENSEE at the request of LICENSOR, showing the information relating to the manufacture of Licensed Apparatus and Licensed Products by LICENSEE and each Designated Sublicensee during each License Quarter during the term of this Agreement and in reliance upon which information LICENSEE determines the payment of royalties due under this Agreement in respect of such License Quarter.

4.3  LICENSOR'S RIGHT TO AUDIT; ERRORS IN PAYMENT.
     --------------------------------------------

     LICENSEE will permit a person appointed by LICENSOR and reasonably acceptable to LICENSEE to audit the records referred to in Section 4.2 in order to verify the quarterly royalty reports made by LICENSEE to LICENSOR. Unless otherwise provided, LICENSOR shall bear the expense of each such audit. In the event that any such audit shows an underpayment of (Confidential Treatment), LICENSEE shall promptly remit to LICENSOR the amount of such underpayment, with interest thereon at a rate of (Confidential Treatment) per annum on the overdue balance from the date on which such payment should have been paid, plus the fees and costs of such audit.

                                  ARTICLE V
                       TECHNICAL SUPPORT FROM LICENSOR

5.1  DISCLOSURE OF LICENSED TECHNOLOGY.
     ---------------------------------

     Promptly after the Effective Date, LICENSOR, at LICENSOR's expense, will furnish to LICENSEE a copy of the Licensed Information Materials reasonably needed by LICENSEE in order to manufacture Licensed Apparatus for incorporation into Licensed Products.

5.2  SUPPORT TO LICENSEE.
     -------------------

     LICENSOR, at LICENSOR's expense, will supply to LICENSEE, at LICENSEE's request, reasonable engineering and other technical support, including personnel, with respect to the Licensed Intellectual Property and the incorporation of the Licensed Apparatus into Licensed Products.

                                  ARTICLE VI
                     OBLIGATIONS AND ACTIONS OF LICENSEE

6.1  MARKETING.
     ---------

     LICENSEE shall use its best efforts to promote, market, sell and distribute the Licensed Products. Each Licensed Product shall be marked to indicate that it is covered by the Licensed Patent and shall also bear the Licensed Mark, which such markings shall be in accordance with standards established by LICENSOR in its sole discretion. In addition, each Licensed Product shall bear the "BellSouth" mark.

6.2  USE OF LICENSED MARK.
     --------------------

     LICENSEE shall not place the Licensed Mark or any service and/or trademark of LICENSOR or any confusingly similar mark or name on any product not constituting a Licensed Product. LICENSEE shall not use the Licensed Mark, any other service or trademark of LICENSOR, or LICENSOR's name in advertising, promotional material or packaging without LICENSOR's prior written consent.

6.3  RECOGNITION OF LICENSOR'S RIGHTS.
     --------------------------------

     LICENSEE recognizes and agrees that, as between the Parties, (a) LICENSOR retains the sole and exclusive right, title and interest to the Licensed Intellectual Property except for the exclusive rights granted hereunder to LICENSEE to sell and distribute Licensed Apparatus incorporated into Licensed Products under the Licensed Mark in the Licensed Retail
Residential Market, and the non-exclusive rights granted hereunder to LICENSEE to sell and distribute Licensed Apparatus incorporated into Licensed Products under the Licensed Mark in the Licensed Retail Non-Residential Market and the Licensed Non-Retail Residential Market; (b) LICENSEE has no right to make, use or sell the Licensed Apparatus and no right to use any Licensed Intellectual Property except as strictly provided in this Agreement;
(c) any goodwill created in or associated with the Licensed Apparatus resulting from the sale of Licensed Products shall inure to the benefit of both Parties, and any goodwill associated with the Licensed Mark employed in connection or associated with the Licensed Products shall inure to the sole benefit of LICENSOR; and (d) any and all license rights granted to LICENSEE hereunder shall terminate immediately upon the termination of this Agreement.

6.4  NO CONTEST OF LICENSOR'S RIGHTS.
     -------------------------------

     LICENSEE agrees that it will not challenge during the term of this Agreement, shall not contest, in any forum, the validity or scope of the Licensed Patent, the Licensed Mark, the Licensed Copyrights, or any
registration or application therefor, or LICENSOR's right to use and ownership thereof.

6.5  ASSISTANCE IN PROSECUTING RIGHTS IN LICENSED INTELLECTUAL PROPERTY.
     ------------------------------------------------------------------

     LICENSEE agrees that it will, at LICENSOR's reasonable cost and expense and upon LICENSOR's request, for the sole benefit of LICENSOR, assist in the prosecution of any application or registration for any patent, trademark or copyright relating to the Licensed Intellectual Property and the Licensed Technology, in bringing or prosecuting any action or suit against third parties for patent, trademark, services mark, trade dress or copyright infringement or unfair competition or related causes of action, which assistance shall include, without limitation, execution of such documents, instruments and other papers relating thereto as may be reasonably necessary or desirable.

6.6  INFRINGEMENT BY THIRD PARTIES.
     -----------------------------

     LICENSEE shall give to LICENSOR prompt written notice of any infringement or potential infringement of the Licensed Intellectual Property by third parties of which LICENSEE obtains knowledge or of which LICENSEE is aware. LICENSOR, in its sole and absolute discretion, may take whatever steps it deems necessary or advisable to stop any such infringement or potential infringement, but shall not be obliged to commence any such proceedings against the infringer or potential infringer. In the event that LICENSOR decides to commence any such proceedings, LICENSOR shall be responsible for any legal costs incurred in respect thereof and shall be entitled to retain any damages recovered therefrom.

6.7  ACTIONS IN GENERAL.
     ------------------

     Licensee shall at all times conduct its business in a lawful manner and in a manner which will not discredit LICENSOR or the Licensed Intellectual Property, and will not otherwise impair the goodwill in the Licensed Intellectual Property and, LICENSEE shall be solely responsible for compliance with all laws and regulations that relate to the sale, distribution or promotion of the Licensed Products in accordance with this Agreement.

                                 ARTICLE VII
                               CONFIDENTIALITY

7.1  CONFIDENTIAL AND PROPRIETARY INFORMATION.
     ----------------------------------------

     Each Party acknowledges that it has already received, is presently receiving, and expects to continue to receive during the term of this Agreement confidential proprietary information from the other Party. Such information includes, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, drawing packages, diagrams, blueprints, plans, specifications, engineering data, parts lists, quality and performance standards, customer lists, financial information, and sales and marketing plans that are clearly identified as being confidential. Each Party, at all times, both during the term of this Agreement and for a period of (Confidential Treatment) years after its termination, (a) shall keep in confidence and trust all such proprietary information, (b) shall not use such information other than as permitted under the terms of this Agreement and specifically shall not reverse engineer any proprietary information of the other Party, and (c) shall not disclose any  proprietary  information  of the  other  Party,  without prior written consent of the other Party. Each Party shall similarly bind its Affiliates, agents, employees, manufacturers, contractors and vendors who shall only have access based on their need to know such information. Upon termination of this Agreement, each Party will immediately return to the other Party all documents and media (and all copies thereof) containing any confidential proprietary information of the other Party.

7.2  EXCLUSION.
     ---------

     The obligations pursuant to Section 7.1 shall not apply to information that the receiving Party can demonstrate by clear and convincing evidence:
(a) was in the possession of, or was known by, the receiving Party prior to its receipt from the disclosing Party and was not subject to any other obligation of confidentiality; (b) is or becomes public knowledge without fault of the receiving Party; (c) was received by the receiving Party from a source, other than the disclosing Party, who disclosed the information not in violation of any confidentiality restriction; (d) is independently developed by the receiving Party not in violation of any confidentiality restriction and by persons who did not have access to the confidential information; or
(e) is disclosed by the receiving Party pursuant to any statute, regulation, or order of a court of competent jurisdiction, provided that the receiving Party previously notifies the disclosing Party to permit the taking of appropriate protective measures.

                                 ARTICLE VIII
                 TERM, RENEWAL, TERMINATION AND CANCELLATION

8.1  TERM.
     ----

     Unless sooner terminated, this Agreement shall commence on the Effective Date hereof and shall terminate on December 31, 1998.

8.2  RENEWAL.
     -------

     This Agreement may be renewed for an additional one year term or as mutually agreed to by the Parties and negotiated in good faith, provided that LICENSEE submits to LICENSOR written notice of its desire to renew not less than (Confidential Treatment) prior to the date that this Agreement would otherwise terminate. Unless otherwise modified by mutual written agreement of the Parties, the terms and conditions hereof shall apply to any such renewal of this Agreement. LICENSOR agrees during the term of this Agreement and any renewal thereof, not to grant any licenses to third parties that would cause the license granted hereunder to become non-exclusive.

8.3  TERMINATION.
     -----------

     (a)  FOR BANKRUPTCY  OR INSOLVENCY.   If LICENSEE  becomes bankrupt  or
insolvent, or files a petition in bankruptcy, or, if the business of LICENSEE shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether voluntarily or involuntarily, this Agreement and the license and rights herein granted shall automatically and immediately terminate. If LICENSOR becomes bankrupt or insolvent, or files a petition in bankruptcy, or, if the business of LICENSOR shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether voluntarily or involuntarily, this Agreement and the license and rights herein granted shall continue in accordance with the terms hereof.

      (b)  FOR  UNAUTHORIZED ASSIGNMENT OR TRANSFER.   Any purported
assignment or transfer of this Agreement or of any license, right or obligation hereunder by LICENSEE without the prior written consent of LICENSOR, shall cause this Agreement and the license and rights herein granted to automatically and immediately terminate.

      (c) FOR BREACH BY LICENSEE. In the event that LICENSEE breaches this Agreement by making, using, selling or distributing Licensed Products other than as provided under this Agreement, including, without limitation, by (i) reverse engineering any of the Licensed Apparatus or the Licensed Technology,
(ii) selling or distributing Licensed Products outside the Licensed Territory or in a non-retail market in the Licensed Territory for non-residential use, or without bearing an appropriate patent mark in respect of the Licensed Patent and the Licensed Mark, or relabeled or private labeled without Licensee's service or trademark(s), or (iii) employing the Licensed Mark or any confusingly similar mark or name on any product other than a Licensed Product, then this Agreement and the license and rights herein granted shall automatically and immediately terminate; provided, however, that in the event of a breach covered by clauses (ii) or (iii) of this Section 8.3(c), LICENSEE shall have a period of (Confidential Treatment) following written notice of such breach to LICENSOR, which such notice shall be required hereunder, to cure such breach.

     (d) FOR MATERIAL BREACH. Subject to Section 8.3(c), upon any material breach or default of this Agreement by either Party, the other Party shall have the right to terminate/cancel the Agreement (and to terminate/cancel the license and rights herein granted) on (Confidential Treatment) written notice to the breaching/defaulting Party. Such termination/cancellation shall become effective at the expiration of such (Confidential Treatment), unless the breaching/defaulting Party has cured the breach or default prior to the expiration of such (Confidential Treatment) or has in good faith initiated and is continuing to pursue efforts to cure such breach or default, provided that any such cure shall be completed by the expiration of (Confidential Treatment) following such written notice to the breaching/defaulting Party.

8.4  EFFECT OF TERMINATION.
     ---------------------

     Upon any termination/cancellation of this Agreement, all use by LICENSEE of the Licensed Intellectual Property shall immediately cease. Accordingly, upon any termination/cancellation of this Agreement, LICENSEE shall, without limitation, cease all sales, distribution, marketing and promotion of Licensed Products; provided, however, that LICENSEE shall have the right to liquidate in a manner consistent with the terms and conditions of this Agreement any Licensed Products then in its finished goods inventory and the obligation of LICENSEE to pay royalties to LICENSOR hereunder in respect of Licensed Products not theretofore satisfied shall automatically and immediately mature.

8.5  RIGHTS SURVIVING TERMINATION.
     ----------------------------

     Termination/cancellation  shall   not  relieve  either  Party  from  any
obligations that mature prior to the effective date of such termination/cancellation. Termination/cancellation rights provided herein are in addition to any other rights and remedies available to the Parties.

8.6  TERMINATION OF SUBLICENSES.
     --------------------------

     Every sublicense granted  hereunder, if not sooner  terminated according
to   any  other   provisions  of   this  Agreement,   shall  terminate   with
termination/cancellation of this Agreement.

                                  ARTICLE IX
                        REPRESENTATIONS AND WARRANTIES

9.1  LICENSOR'S REPRESENTATIONS AND WARRANTIES.
     -----------------------------------------

     LICENSOR represents and warrants that:

     (a) to the best of its knowledge, the manufacture, use, sale and/or distribution of the Licensed Products does not infringe any intellectual property rights of any third party enforceable under the laws of the United States;

     (b) all corporate action necessary for the authorization, execution and delivery of this Agreement by LICENSOR and the performance of LICENSOR's obligations hereunder has been taken; and

     (c) the entry into this Agreement by LICENSOR does not violate any contract, agreement or arrangement of any kind between LICENSOR and any third party.

LICENSOR makes no warranties or representations as to the validity or scope of the Licensed Patent. LICENSOR makes no agreement to bring or prosecute actions or suits against third parties for patent, trademark, service mark, trade dress or copyright infringement or for unfair competition or related causes of action.

9.2  LICENSEE'S REPRESENTATIONS AND WARRANTIES.
     -----------------------------------------

     LICENSEE represents and warrants that:

     (a) all corporate action necessary for the authorization, execution and delivery of this Agreement by LICENSEE and the performance of LICENSEE's obligations hereunder has been taken; and

     (b) the entry into this Agreement by LICENSEE does not violate any contract, agreement or arrangement of any kind between LICENSEE and any third party.

                                  ARTICLE X
                   DISCLAIMERS AND LIMITATIONS; INDEMNITIES

10.1  DISCLAIMERS AND LIMITATIONS OF LICENSOR.
      ---------------------------------------

     (a) PRODUCT WARRANTY. LICENSOR makes no warranty or representation with respect to the Licensed Products or any telephone containing any Licensed Apparatus, manufactured in whole or in part by or for LICENSEE. LICENSEE AND LICENSEE'S AFFILIATES, CUSTOMERS, CONTRACTORS, MANUFACTURERS AND VENDORS SHALL BE SOLELY RESPONSIBLE FOR THE SELECTION, INSTALLATION, LICENSE, EFFICIENCY AND SUITABILITY OF THE LICENSED PRODUCTS OR LICENSED APPARATUS AND LICENSOR MAKES NO WARRANTY AND SHALL HAVE NO LIABILITY THEREFOR, AND LICENSOR EXPLICITLY MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR WITNESS FOR ANY PARTICULAR PURPOSE, EVEN IF LICENSOR HAS BEEN MADE AWARE OF SUCH PURPOSE.

       (b)  LIMITATION OF LIABILITY.

          (i) IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE, DESIGNATED SUBLICENSEES OR END USERS OF LICENSED PRODUCTS OR LICENSED APPARATUS FOR ANY DAMAGES RESULTING FROM OR RELATED TO THE MANUFACTURE OR ANY USE OR ANY FAILURE OF ANY LICENSED PRODUCT OR LICENSED APPARATUS, INCLUDING WITHOUT LIMITATION ANY PERSONAL INJURY OR PRODUCT LIABILITY CAUSE OF ACTION, OR DAMAGES RESULTING FROM ANY DELAY OF LICENSOR IN THE PERFORMANCE OF THIS AGREEMENT.

          (ii) IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE, DESIGNATED SUBLICENSEE OR END USER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. LICENSOR'S LIABILITY HEREUNDER, IF ANY, SHALL IN NO EVENT EXCEED THE TOTAL OF THE AMOUNTS PAID TO LICENSOR HEREUNDER BY LICENSEE.

          (iii) LICENSEE HEREBY EXPRESSLY INDEMNIFIES AND HOLDS HARMLESS LICENSOR FOR THAT WHICH LICENSOR IS EXPRESSLY NOT WARRANTING OR LIABLE FOR IN SECTIONS 10.1(a), 10.1(b)(1), 10.1(b)(2) and 10.1(b)(3).

10.2  INDEMNITY.
      ---------

     LICENSOR will indemnify and hold LICENSEE harmless from and against any cost, expense or loss relating to any claim that the practice of the Licensed Intellectual Property by the LICENSEE violated the intellectual property rights of any third party.

                                  ARTICLE XI
                                MISCELLANEOUS

11.1  NOTICES.
      -------

     All notices and other communications required or permitted under this Agreement will be in writing, and will be deemed given: (a) when delivered personally; (b) when sent by confirmed telefax or facsimile transmission; (c) one (1) day after having been sent by commercial overnight courier with written verification of receipt; or (d) five (5) days after having been sent by registered or certified airmail, return receipt requested, postage prepaid, or upon actual receipt thereof, whichever first occurs. All communications will be sent to the receiving party's address as specified below or to such other address that the receiving party may have provided for purpose of receiving notices hereunder.

     If to LICENSOR:          Andrea Electronics Corporation
                              11-40 45th Road
                              Long Island City, NY  11101
                              Attn:  (Confidential Treatment)

     If to LICENSEE:          BellSouth Products, Inc.
                              Suite 1750, 3000 Riverchase Galleria
                              Birmingham, Alabama  35244
                              Attn:  (Confidential Treatment)

11.2  ENTIRE AGREEMENT; AMENDMENT.
      ---------------------------

     Upon execution by both Parties, this Agreement shall constitute the entire agreement between the Parties with respect to the subject matter set forth herein and merges all prior and contemporaneous communications. This Agreement shall not be waived, changed or modified except by a written agreement dated subsequent to the Effective Date and signed on behalf of LICENSOR and LICENSEE by their respective duly authorized representatives. Any statement appearing as a restrictive endorsement on a check or other instrument which purports to modify a right, obligation or liability of either Party shall be of no force and effect, and the payee Party shall be free to negotiate such check notwithstanding such void endorsement.

11.3  SEVERABILITY.
      ------------

     If any provision of this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable, and the Parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the Parties' intent in entering into this Agreement.

11.4  WAIVER.
      ------

     No delay in or failure to enforce any provisions or exercise any right or remedy accruing upon any breach or default of any obligation hereunder shall be construed as a waiver of any such provision, right or remedy or acquiescence in any such breach or default, nor shall it operate as a waiver of any prior or subsequent breach or default of the same, similar, or different nature; or, to in any way affect the validity of this Agreement or any provision hereof or the right of any Party to thereafter enforce each and every provision of this Agreement. No waiver of any breach, default, noncompliance or nonfulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the Party against whom or which enforcement of such waiver is sought; and no waiver of any such breach, default, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, default, noncompliance or nonfulfillment.

11.5  REMEDIES.
      --------

     The Parties acknowledge and agree that (i) LICENSOR would be irreparably injured in the event of a breach by LICENSEE of any of its obligations hereunder giving rise to automatic/immediate termination for breach under
Section 8.3 hereof, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) LICENSOR shall be entitled to equitable relief (including, without limitation, injunction and specific performance), in addition to any other remedy that it may have, in the event of such breach. It is also agreed that the existence of any claims which LICENSEE may have against LICENSOR, whether under this Agreement or otherwise, shall not be a defense to the enforcement by LICENSOR of any of its rights under this Section. It is also agreed that no remedy made available to any Party by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

11.6  HEADINGS.
      --------

     The Section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

11.7  BINDING EFFECT, ASSIGNMENT.
      --------------------------

     The rights, obligations, duties and agreements of the Parties shall inure to and be binding upon the Parties, together with their respective successors and assigns; provided, however, that neither this Agreement nor any license, right or obligation hereunder shall be assignable or transferable in any manner (including, without limitation, in insolvency proceedings, by mergers, by acquisition, by purchase, by operation of law or otherwise) by LICENSEE without the prior written consent of LICENSOR. Any such purported assignment or transfer shall be void without such consent; and, automatic and immediate termination pursuant to Section 8.3(b) shall occur.

11.8  RELATIONSHIP OF PARTIES.
      -----------------------

     Nothing in this Agreement shall be deemed or construed to state or imply: that either Party is an agent or legal representative of the other Party; or that either Party is authorized hereunder to assume or to create any obligations, express or implied, on behalf of or in the name of the other Party or to bind the other Party in any manner; or that any joint venture or partnership between the Parties is hereby created or formed; but rather, that the Parties remain independent contractors with respect to each other.

11.9  COUNTERPARTS.
      ------------

     This Agreement may be executed in counterparts each of which shall constitute one and the same instrument.

11.10  GOVERNING LAW.
       -------------

     Notwithstanding that either Party may do business or be located or have one or more locations outside of the State of New York, or that any performance of any obligations pursuant hereto occurs outside of the State of New York, this Agreement shall be construed, governed and enforced in accordance with the laws of the State of New York applicable to contracts wholly executed and wholly to be performed therein, except that matters arising under United States patent law shall be interpreted, construed and governed in accordance therewith.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in counterparts by its duly authorized representative as of the Effective Date first above-written.



ANDREA ELECTRONICS CORPORATION          BELLSOUTH PRODUCTS, INC.


By: /s/ Frank A.D. Andrea, Jr.          By:  /s/ (Confidential Treatment)
    ----------------------------           --------------------------------
    Frank A.D. Andrea, Jr.                 (Confidential Treatment)
    Chairman and Chief Executive Officer   President